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                                                                    EXHIBIT 3.18


                                     BY-LAWS

                                       OF

                          SMILEY'S SUPER SERVICE, INC.


                                    ARTICLE I

        Section 1. Principal Office. The principal office of the Corporation shall be such place in the State of Hawaii and the Corporation may have such other offices in the State of Hawaii and elsewhere, as the Board of Directors shall determine.

        Section 2. Place of Meetings. All meetings of the stockholders and of the Board of Directors shall be held at the principal office of the Corporation, unless some other place shall be stated in the notice thereof.

        Section 3. Seal. The seal of the Corporation shall be in such form and shall bear the name of the Corporation and such other words, devices and inscriptions as the Board of Directors from time to time shall prescribe.

                                   ARTICLE II

        Section 1. Annual Meeting. The annual meeting of the Stockholders of the Corporation shall be held on such day in the first four months following the close of each fiscal year as the Board of Directors shall designate, or if the Board of Directors shall not have designated such day by the end of the third month following the close of the fiscal year, then on such day as the President shall designate. At the annual meeting the Stockholder shall fix the number of Directors and of Vice-Presidents for the ensuing year, which number so fixed may be decreased or increased thereafter at any special meeting, shall elect the Directors, may transact any general business which may be brought before the meeting, and may take any corporate action.

        Section 2. Special Meetings. Special meetings of the Stockholders may be held at any time upon the call of the President; or upon the call of any two (2) Directors, or upon the request of a Stockholder or Stockholders owning riot less than one-fourth (1/4) of the issued and outstanding capital stock. Requests for such special meetings by the Stockholders must be in writing, shall specify the agenda, the time and the day of such meeting and must be delivered to the Secretary not less than ten (10) days prior to the day of the meeting.

        Section 3. Notice of Meetings. A written or printed notice of every meeting of Stockholder, stating whether it is an annual or a special meeting, the authority for the call of the meeting, the place, day and hour thereof and the purpose therefor shall be given by the Secretary or by the person or persons calling the meeting, at least three (3) days before the day set for such meeting. Such notice shall be given to each Stockholder in any of the following ways: (A) By leaving the same with him personally


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or (B) By leaving the same at his residence or usual place of business, or (C)
By mailing it, postage prepaid, addressed to him at his address as it appears on the transfer books of the Corporation, or (D) By publishing such notice in any newspapers of general circulation in the county in which the principal office of the Corporation is located, such notice to be published not less than two (2) times, on successive days, the first publication thereof to be not less than three (3) days nor more than ten (10) days prior to the day assigned for the meeting. If notice is given pursuant to the provisions of this section, the failure of any Stockholder to receive actual notice of meeting shall in no way invalidate the meeting or any proceedings thereat.

        Section 4. Notice Unnecessary. The presence of all of the Stockholders, in person or by proxy, at any meeting shall render the same a valid meeting, unless any stockholder shall at the opening of said meeting object to the holding of the same for non-compliance with the provisions of Section 3 immediately above. Any meeting so held without objection shall, notwithstanding the fact that no notice of meeting was given or that the notice given was improper, be valid for all purposes and at such meeting any general business may be transacted and any corporate action may be taken.

        Section 5. Quorum. At any meeting of Stockholders of which proper notice has been given, the owners of a majority of the shares of stock issued, outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum, and the concurring vote of the holders of a majority of the shares of such stock constituting a quorum shall be valid and binding upon the Corporation, except as otherwise provided by law or by these By-Laws or by the Articles of Association of the Corporation. At any meeting of which proper notice has not been given, the presence of all of said owners, in person or by proxy, shall be required to constitute a quorum.

        Section 6. Voting. Any person, firm or corporation owning and holding not less an one share of common capital stock of the company duly registered in his or its name, the number and ownership whereof shall be determined by the stock ledger or other record of ownership of stock of the company, shall be a Stockholder of the company and either in person or by proxy entitled to one vote for each full share so owned at all meetings of the Stockholders of the company. The authority given by a Stockholder to any person to represent such Stockholder at meetings of the Stockholders shall be in writing and signed by such Stockholder or, if a corporation, by the proper officers thereof and shall be filed with the Secretary; and, except as otherwise provided by law, unless limited by its terms such authority shall be deemed good until revoked in writing. An executor, administrator, guardian or trustee may vote, in person or by proxy, at any meeting of the company, the stock of the company held by him in such capacity whether or not such stock shall have been transferred to his name on the books of the company. in case the stock shall not have been so transferred to his name on the books of the company, he shall satisfy the Secretary, or such other person as the Board of Directors shall designate, that he is the executory, administrator, guardian or


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trustee holding such stock in such capacity. Where the stock is owned by two or more jointly and is so registered on the company's record of stock ownership, it may be voted by any one of the owners present in the absence of protest by the other or others.

        Section 7. Adjournment. Any meeting of the Stockholders, whether annual or special as may be adjourned from time to time, whether a quorum be present or not, without notice other than the announcement at the meeting. Such adjournment may be to such time and to such place as shall be determined by a majority vote of the stock present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted by a quorum at the original meeting as originally called.

                                   ARTICLE III

                               BOARD OF DIRECTORS

        Section 1. Election. There shall be a Board of Directors of the Corporation) to consist of not less than two (2) members. The Directors need not be Stockholders or officers of the Corporation, The number of Directors for the ensuing year shall be fixed by the Stockholders at each annual meeting and the number so designated shall then be elected by ballot by the Stockholders, to hold office until the next annual meeting and thereafter until their successors shall be duly elected, and, within the foregoing limitation as to the minimum number, the number of Directors may be decreased or increased by the Stockholders at any special meeting and, in case the number is increased, the additional Directors shall be elected by ballot as if elected at an annual meeting.

        Section 2. Annual Meeting. A meeting of the Board of Directors shall be held at t e of each annual meeting of the Stockholders and follow such meeting as soon as practicable. At such annual meeting the Board of Directors shall elect the officers of the Corporation for the ensuing year.

        Section 3. Regular Meetings. The Board of Directors may establish regular meetings to be held in such places and at such times as it may from time to time by vote determine, and when any such meeting or meetings shall be so determined no further notice thereof shall be required.

        Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time by the President or by any two Directors.

        Section 5. Notice of Meetings. Except as provided in Section 3 of this
Article III, notice of each meeting of the Directors of the Corporation, stating the authority for the call of the meeting and the place, day and hour thereof, shall be given to each director by the Secretary of by the person or persons calling the meeting at least one (l) day before the date set for such meeting. Such notice shall be given to each Director in any of the four days specified in
Section 3 of Article II hereof relating to notice of meetings of Stockholders. The failure of any


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Director to receive actual notice of meeting shall in no way invalidate the meeting or any proceedings thereat, if notice shall have been given as required by this Section 5. The presence of any Director at any meeting shall be the equivalent of a waiver of the requirement of giving notice of the meeting to such Director.

        Section 6. Notice Unnecessary. If at any meeting of the Board of Directors, however called or wherever held, all of the Directors then in Hawaii shall be present or shall waive notice of such meeting by a writing filed with the Board of Directors, or after any such meeting shall express consent to the holding of the meeting and all actions taken thereat by a writing on or filed with the minutes of the meeting, then all actions taken at such meeting shall be legal and validly taken.

        Section 7. Quorum. A majority of the total number of Directors to which the Board is entitled shall constitute a quorum to transact business, except that the remaining members of the Board of Directors (although less than a quorum) may elect substitute Directors as provided in Section 8 of this Article
III. To be valid, any act or business must receive the approval of a majority of such quorum. A vacancy or vacancies in the membership of the Board shall not affect the validity of any action of the Board, provided there is present at the meeting a quorum of all the members to which the Board is entitled.

        Section 8. Substitute Directors. In case of any vacancies in the Board of Directors, including temporary vacancies caused by illness or absence from Hawaii, the remaining members of the Board of Directors (although less than a quorum) may fill the same by the affirmative vote of a majority of such remaining members, subject, however, to the provisions of Section II of this
Article III. In case of any temporary vacancy aforesaid, such temporary vacancy shall be filled only for the period of the incapacity of the Director whose place is being filled and until the termination of his illness or his return to Hawaii.

        Section 9. Adjournment. In the absence of a quorum at the date, time and place of a meeting duly called, and at any meeting duly called and held, the presiding officer or a majority of the Directors present may adjourn the meeting from time to time without further notice and may convene or reconvene the meeting when a quorum shall be present.

        Section 10. Powers. Subject to instructions by the Stockholders and to any limitations which may be set forth in the Articles of Association or in these By-Laws, the Board of Directors shall have full power to control and direct the business and affairs of the Corporation and to do and provide for any and every lawful act, whether in the ordinary course of the business of the Corporation or otherwise.

        Section 11. Removal. The Stockholders of the Corporation may at any special meeting depose or remove from office any Director or Directors, including any Director or Directors appointed by the Board of Directors pursuant to the provisions of Section 8 of this Article III. The Stockholders may at any special meeting, whether called for the purpose or not, fill any vacancies


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which may then exist in the Board of Directors, whether caused by resignation, removals or otherwise, and including temporary vacancies.

                                   ARTICLE IV

                                    OFFICERS

        Section 1. Appointment and Term. The officers of the Corporation shall be a President, one or move vice Presidents, a Treasurer and a Secretary, and in addition thereto, at the discretion of the Board of Directors, a chairman of the Board. Each of the officers shall be appointed at the annual meeting of the Board of Directors immediately following the annual meeting of the Stockholders of the Corporation and shall hold office until the next annual meeting and until a successor shall be duly elected and qualified. No officer need be a Director or a Stockholder of the Corporation. Two or more offices may be held by the same person.

        Section 2. Subordinate Officers and Agents. The Board of Directors may appoint or employ such subordinate officers, including Assistant Treasurers and Assistant Secretaries, agents and employees as may be deemed proper. who shall hold their positions at the pleasure of the Board of Directors and who shall have such powers and duties as may be assigned to them by the Board of Directors. The authority to employ agents and employees and fix their powers and duties may be delegated by the Board of Directors. Any officer of the Corporation may also be a subordinate officer, agent or employee.

        Section 3. Salaries. The salaries and compensation of all officers, subordinate officers, agents and employees shall be determined by the Board of Directors. The authority to fix the salary and compensation of agents and employees may be delegated.

        Section 4. Bonds. Any officer may be required by the Board of Directors to give a surety company bond for the faithful discharge of his duties in such sum as the Board of Directors may require and such bond shall be deposited as the board may direct.

                                    ARTICLE V

                              CHAIRMAN OF THE BOARD

        Section 1. Powers and Duties. The Chairman of the Board, if any, shall when present preside at all meetings of the Board of Directors. He shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

                                   ARTICLE VI

                                    PRESIDENT

        Section 1. Powers and Duties. The President when


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present shall preside at all meetings of the Stockholders and in the absence of the Chairman of the Board, if any of the Board of Directors. Subject to the control of the Board of Directors he shall be the chief executive officer of the Corporation, shall exercise general supervision and direction over the management and conduct of the business and affairs of the Corporation, and shall have the right to inspect at all times any and all of the records, accounts and property of the Corporation. He shall also have such other powers and duties as are given to him elsewhere by law or in these By-Laws and as may be assigned to him from time to time by the Board of Directors.

                                   ARTICLE VII

                                 VICE-PRESIDENT

        Section 1. Powers and Duties. The Vice President (or Vice Presidents, in the order of priority or appointment) shall assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. Each Vice President shall have such other powers and duties as may be given to him by law or in these By-Laws and as may be assigned to him from time to time by the Board of Directors.

                                  ARTICLE VIII

                                    TREASURER

        Section 1. Powers and Duties. The Treasurer, except as the Board of Directors may otherwise order and direct from time to time and subject to its control at all times. (l) shall have charge of the financial affairs of the Corporation and have the care and custody of its seal, moneys, funds, valuable papers and documents; (2) shall keep full and accurate books of account of the Corporation's transactions and business, which books shall be and remain the property of the Corporation; (3) shall deposit to the credit of the Corporation all moneys and funds of the Corporation in such bank or banks or other depositories as the Board of Directors shall designate; (4) shall pay out and disburse funds so deposited in the general course of business and under the authority of the Board of Directors; (5) shall receive all moneys and funds and sign all receipts and vouchers and endorse for collection or deposit all notes, checks, drafts and similar commercial instruments payable to the Corporation or its order received for payments made to the Corporation, and in the absence of specific instructions from the Board of Directors, may delegate this authority to any agent or employee of the Corporation; (6) shall make and render to the proper municipal, state, federal and other government officials all exhibits, returns, and reports required by law; (7) shall make and render to the Board of Directors such reports and financial statements as it may request; (8) shall, upon request, present and exhibit to the Stockholders of the Corporation and to the Board of Directors all the books, accounts, records and evidence therefor kept by him; and, (9) shall have such other powers and duties as may be incidental to the office of Treasurer else-


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where given to him by law or in these By-Laws and as may be assigned to him from time to time by the Board of Directors.

                                   ARTICLE IX

                                    SECRETARY

        Section 1. Powers and Duties. The Secretary (l) shall attend and keep the minutes of all meetings of the Stockholders of the Corporation, and when requested, shall attend and keep the minutes of meetings of the Board of Directors and of any committee, in books provided for that purpose; (2) shall have charge and custody of the records for the issue and transfer of shares of the capital stock of the Corporation; (3) shall attend to the giving of all notices as provided by these By-Laws; and (4) shall have such other powers and duties as may be incidental to the office of Secretary or elsewhere given to him by law or in these By-Laws and as may be assigned to him from time to time by the Board of Directors.

        Section 2. Secretary Pro Tem. If the Secretary shall not be present at any meeting, the presiding officer shall appoint a Secretary pro tempore. He shall keep the minutes of such meeting and record them in the books provided for that purpose.

                                    ARTICLE X

                                     AUDITOR

        Section 1. Election. The Stockholders may at any annual meeting, or at any special meeting called for the purpose, appoint some person, firm or corporation engaged in the business of auditing to act as the Auditor of the Corporation.

        Section 2. Disqualification. No Director or officer shall be eligible to serve as Auditor of the Corporation, unless, at the time of election the Stockholders shall expressly waive the disqualification herein stated.

        Section 3. Duties. The Auditor shall, at least once in each fiscal year and more often if required by the Stockholders, examine the books and papers of the Corporation and compare the statements of the Treasurer with the books and vouchers of the Corporation, and otherwise make a complete audit of the books of the Corporation, and thereafter make appropriate reports to the Stockholders.

                                   ARTICLE XI

                                   ASSISTANTS

        Section 1. Powers and Duties. Such Assistant Secretaries and Assistant Treasurers as may be appointed or elected shall have and exercise such powers and shall perform such duties as may be prescribed in these By-Laws or as may be determined from time to time by the Stockholders or by the Board of Directors.


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                                   ARTICLE XII

                       CERTIFICATES AND TRANSFER OF STOCK

        Section 1. Certificates. The certificates for shares of the capital stock of the corporation shall be in such form not inconsistent with law, the Articles of Association and amendments thereto and the By-Laws, as the Board of Directors may adopt; but, among other things, each shall express on its face the number of the certificate, the date of its issuance, the person to whom issued and the name of the Corporation.

        Section 2. Stock Records. The records of the issuance and transfer of stock shall plainly show the number of each certificate issued, the date of issuance, the number of shares represented, the person to whom issued and his mailing address, whether issued fully paid or assessable, and a receipt for the delivery of the certificate signed by the holder or his duly authorized agent.

        Section 3. Execution. All certificates of stock shall be sealed with the corporate seal and shall be signed either by the President or Vice President, and by either the Treasurer or Secretary, or by such other officer or subordinate officers as may be authorized to sign by the Board of Directors from time to time.

        Section 4. Transfer. Transfer of shares of stock may be made by indorsement and delivery of the certificate. The indorsee shall be entitled to a new certificate upon surrendering the old one and paying any tax or excise assessable on the transfer, subject to the provisions of the Articles of Association and to all provisions of these By-Laws and to all covenants and agreements set forth or incorporated in the stock certificate covering such share or shares.

        Section 5. Lost Certificate. In case of the loss, mutilation or destruction of certificates of shares of the capital stock, a duplicate certificate may be issued upon such terms as the Board of Directors may prescribe.

        Section 6. Closing of Transfer Books. The books for the transfer of shares of stock may be closed for such period, not to exceed, twenty (20) days, preceding an annual or any special meeting of the Stockholders of the corporation, or before any day appointed for the purpose of taking any action for which the determination of the number and identity of Stockholders is necessary or relevant, as the Board of Directors from time to time may determine.

        Section 7. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact and complete owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

        Section 8. Fractional Shares. The Corporation may,


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in connection with the acquisition of assets, including real estate, issue fractions of its shares and issue and deliver certificates therefor. The holders of such fractions of shares shall have full rights with respect thereto except as such rights are expressly limited in these By-Laws. No holders of full shares shall be entitled to divide the interests represented thereby into fractions of shares and no holders of fractions of shares shall be entitled to divide the interests represented thereby into smaller fractions of shares.

        Section 9. Option to Purchase. Each Stockholder, by accepting stock in the Corporation, agrees with the Corporation and with every other Stockholder that he will not assign, sell transfer or in any way voluntarily dispose of the whole or any part of said stock now or hereafter held by such Stockholder until he shall have first offered said stock to the Corporation for the price hereinafter provided. Every offer of stock shall be in writing and shall be delivered personally or sent by registered mail to the Secretary of the Corporation and shall provide that the Corporation shall have up to the expiration of thirty (30) days from the receipt of the offer. The purchase price of any stock offered under the provisions hereof shall be the then market value of said stock or the last book value taken by the Corporation, whichever is greater. The right of the Corporation to receive the first offer as to any stock may be waived whenever the Treasurer, with the approval of the Board of Directors, shall determine that it is to the best interests of the Corporation to waive such right, or whenever the Treasurer shall determine that the Corporation is without legal power to purchase the whole or any part of the stock. The Corporation shall have the Option to accept the whole or any part of the stock so offered and if the whole or any part of the stock have been refused the owner and holder thereof shall give the remaining Stockholders of the Corporation the option to buy the whole or any part of the stock of the Corporation at the aforesaid market or book value for a period of thirty (30) days. After the expiration of sixty (60) days if the stock has not been purchased and settled as aforesaid, the owner and holder thereof shall have the right to transfer the whole or any part of the stock to any person or persons at any price and terms as he desires.

                                   ARTICLE XIV

                            EXECUTION OF INSTRUMENTS

        Section 1. Authorized Signatures. All checks, drafts, notes, bonds, acceptances, deeds, leases, contracts, certificates of stock and all other instruments shall be signed by such person or persons as shall be provided by general or special resolution of the Board of Directors, and in the absence of any such general or special resolution of the Board of Directors, and in the absence of any such general or special resolution applicable to any such instrument, then such instrument shall be signed by the President or a Vice President and by the Treasurer or Secretary or an Assistant Treasurer or an Assistant Secretary.


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                                   ARTICLE XV

                       LIABILITY OF OFFICERS AND DIRECTORS

        Section 1. Exculpation. No Director or officer of the Corporation shall be liable for acts, defaults, or neglects of any other Director or officer, or for any loss sustained by the Corporation, unless the same has resulted from wilful misconduct, wilful neglect or negligence of the Director or officer sought to be charged with liability.

        Section 2. Indemnification. Every Director and officer shall be indemnified by the corporation against all reasonable costs, expenses and liabilities (including counsel fees) actually and necessarily incurred by or imposed upon him in connection with or resulting from any claim, action, suit, proceeding, investigation or inquiry of whatever nature in which he may be involved as a party or otherwise by reason of his being or having been a Director or officer of the Corporation, whether or not he continues to be such Director or officer of the Corporation at the time of the incurring or imposition of such costs, expenses or liabilities, except in relation to matters as to which he shall be finally adjudged in such action, suit, proceeding. investigation or inquiry to be liable for wilful misconduct, wilful neglect or negligence toward the Corporation in the absence of such final adjudication of the existence of such liability, the Board of Directors and each Director and officer may conclusively rely upon an opinion of legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right to indemnification shall be in addition to and not in limitation of all other rights to which such person may be entitled as a matter of law, and shall inure to the benefit of the legal representatives of such person.

                                   ARTICLE XVI

                                   FISCAL YEAR

        Section 1. Determination. The fiscal year of the Corporation shall be such as may from time to time be established by the Board of Directors.

                                  ARTICLE XVII

                              AMENDMENTS TO BY-LAWS

        Section 1. Procedure. These By-Laws may be altered, amended, added to or repealed by an affirmative vote of not less than a majority of all the shares of the capital common stock issued, outstanding and entitled to vote at any meeting of the Stockholders of the Corporation if notice of the proposed amendments shall have been given in the call for such meeting.


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